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EXHIBIT 10.77


                       FIRST AMENDMENT TO RIGHTS AGREEMENT

        FIRST AMENDMENT (this "Amendment") to the Rights Agreement, dated as of March 17, 1998 (the "Rights Agreement"), between ABM Industries Incorporated, a Delaware corporation (the "Company"), and Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (the "Rights Agent"), made and entered into as of May 6, 2002.

                              W I T N E S S E T H:

        WHEREAS, the Company and the Rights Agent entered into the Rights Agreement specifying the terms of the Rights; and

        WHEREAS, all acts and things necessary to constitute this Amendment a valid agreement according to its terms have been done and performed, and the execution and delivery by the Company and the Rights Agent of this Amendment have in each and all respects been fully authorized by the Company and the Rights Agent;

        NOW THEREFORE, in consideration of the promises and the respective agreements set forth herein, the parties hereby agree as follows:

        1. In Section 1.1 of the Rights Agreement, the definition of "Redemption Price" shall be, and is hereby amended in its entirety to read as follows:

        "'Redemption Price' shall mean an amount equal to one-half cent ($0.005) per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof."

        2. Section 2.3(a) of the Rights Agreement shall be, and is hereby amended in its entirety to read as follows:

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                "(a) Subject to Sections 3.1, 5.1 and 5.10 and subject to
        adjustment as herein set forth, each Right will entitle the holder thereof, after the Separation Time and prior to the Expiration Time, to purchase, for the Exercise Price, one two-thousandth (1\2000) of a share of Preferred Stock."

        3. Section 3.1(d) of the Rights Agreement shall be, and is hereby amended in its entirety to read as follows:

                "(d) Whenever the Company shall become obligated under Section 3.1(a) or (c) to issue shares of Common Stock upon exercise of or in exchange for Rights, the Company, at its option, may substitute therefore shares of Preferred Stock, at a ratio of one two-thousandth of a share of Preferred Stock for each share of Common Stock so issuable, appropriately adjusted to protect interests of the holders of the Rights generally to reflect any event of this type analogous to any of the events described in Section 2.4 (a) or (b) which my have occurred with respect to the Common Stock."

        4. Exhibit A of the Rights Agreement shall be, and hereby is amended as follows:

                (a) The words ", AS AMENDED" shall be, and are hereby added to the first sentence of the legend at the top of page A-1 after the words "RIGHTS AGREEMENT".

                (b) The first full paragraph under the heading "Rights Certificate" shall be, and is hereby is amended by deleting the words "one one-thousandth of a fully paid share" and substituting in lieu thereof the words "two one-thousandths of a fully paid share."

                (c) The fifth full paragraph under the heading "Rights Certificate" shall be, and is hereby is amended by deleting the words "$0.01 per Right" and substituting in lieu thereof the words "$0.005 per Right."

        5. Except as amended hereby, the Rights Agreement shall continue in full force and effect.

        6. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


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        7. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such State.

        8. Terms used in this Amendment and not defined herein shall have the meanings assigned to such terms by the Rights Agreement.

        9. If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidation or rendering unenforceable the remaining terms and provisions of this Amendment or the Rights Agreement or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                            ABM INDUSTRIES INCORPORATED



                                            By: /s/ Lorraine P. O'Hara
                                                --------------------------------
                                                Name:  Lorraine P. O'Hara
                                                Title: Assistant Secretary


                                            MELLON INVESTOR SERVICES LLC



                                            By: /s/ Sharon Magidson
                                                --------------------------------
                                                Name:  Sharon Magidson
                                                Title: Vice President



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